Exhibit 3.3

AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TOYS “R” US, INC.

Toys “R” Us, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is Toys “R” Us, Inc. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 26, 1993, under the name Toys “R” Us – Headquarters, Inc., filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on January 2, 1996 under the name of Toys “R” Us, Inc., filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on July 21, 2005, filed Amendment No. 1 to the Restated Certificate of Incorporation of July 21, 2005 with the Secretary of State of the State of Delaware on June 10, 2008, filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 10, 2008 (the “2008 Amended and Restated Certificate”) and filed Amendment No. 1 to the 2008 Amended and Restated Certificate with the Secretary of State of the State of Delaware on June 3, 2015 (as so amended, the “Amended and Restated Certificate”).

2.     Effective on the date hereof, Article FOUR, clause (i) of the Amended and Restated Certificate is hereby amended and restated in its entirety as follows:

“(i) Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 65,000,000 shares of common stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”).”

3.     All other provisions of the Amended and Restated Certificate shall remain in full force and effect.

4.    Pursuant to Sections 228 and 242 of the Delaware General Corporation Law, the foregoing amendment to the Amended and Restated Certificate has been duly adopted and amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as set forth herein.

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 to the Amended and Restated Certificate of Incorporation of Toys “R” Us, Inc. to be effective as of the date of the signature hereto, as indicated below.

TOYS “R” US, INC.

By: /s/ David J. Schwartz
Name: David J. Schwartz
Title: Executive Vice President –
General Counsel and Corporate Secretary

Date signed: March 22, 2016